                                                                 EXHIBIT 10.26













Pages where confidential treatment has been requested are stamped "Confidential Treatment Requested. The redacted material has been separately filed with the Commission." The appropriate section has been marked at the appropriate place with a star [*].


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                                                                 EXHIBIT 10.26

                                             "Confidential Treatment Requested.
                                             The redacted material has been
                                             separately filed with the
                                             Commission."

                                DISTRIBUTOR AGREEMENT


This agreement is entered into this 30th day of January, 1998 by and between Alcide Corporation, a Delaware corporation whose offices are located at 8561 154th Ave. N.E., Redmond, Washington (hereinafter "Supplier") and Universal Marketing Services, Inc., 5545 Avenida de los Robles, Visalia, CA 93291 (hereinafter "Distributor"), and supersedes all previous agreements between the parties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1.   Definitions

          As used herein, the term

          1.1 "Contract Term" shall mean that period stated on Schedule A attached hereto.

          1.2 "Products" shall mean Alcide-Registered Trademark- external udder care products including UDDERgold-Registered Trademark- Germicidal Barrier Teat Dip, 4XLA-Registered Trademark- Pre- and Post-Milking Teat Dip and Pre-Gold-Registered Trademark- Pre-Milking Teat Dip. Products shall include any refinements or improvements to the existing udder care product line and any new teat dips introduced into the Territories by Alcide Corporation during the term of this Agreement.

          1.3  "Territories" shall be as defined by the attached Schedule B.

     2.   Appointment of Distributor

          2.1 Subject to the terms and conditions of this Agreement, Supplier hereby appoints Distributor as exclusive distributor of the Products for the Territories. Distributor hereby accepts said appointment and agrees to actively promote and sell the Products.

          2.2 In accepting this appointment, Distributor agrees that it and its subsidiaries shall not, directly or indirectly, sell or distribute in the
Territories:

               (a)  Any other external udder care disinfectant product [*].


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                                             "Confidential Treatment Requested.
                                             The redacted material has been
                                             separately filed with the
                                             Commission."

               (b) Any product containing acidified chlorite, chlorous acid or chlorine dioxide as its active ingredients or degradents [*].

          2.3 Distributor may appoint agents, dealers or sales representatives to act on Distributor's behalf for sales of the Products in the Territories, provided that any compensation to such agents, dealers or representatives shall be solely Distributor's responsibility.

          2.4 Subject to the terms and conditions of this Agreement, Distributor is authorized to sell the Products purchased from Supplier in such manner, at such prices and upon such terms as Distributor shall determine. Distributor is an independent contractor, not an agent or representative of Supplier. Distributor shall not assume or create any obligation in the name of Supplier or make any representation, warranty or guarantee on behalf of or in the name of Supplier.

          2.5 Labeling of the Products shall be determined exclusively by Supplier.

               In any of the Distributor's activities relating to the promotion and sale of the Products, Supplier's name and trademark shall always be prominently displayed in order to protect Supplier's rights and goodwill in the same. Whenever Supplier's name and trademark are used in advertising and promotional programs, Supplier retains the right to review and approve same.

               Distributor will have the right to review all Product labels prior to final approval by Supplier, and Distributor's name and trademark shall be displayed on all labels for product delivered in the Territories.
Distributor shall reimburse Supplier for art work related to labels making specific reference to Distributor or Sub-distributors and, upon termination of this Agreement, Distributor shall purchase such labels from Supplier at the cost incurred by Supplier.

          2.6 All registrations, trade names, trademarks and product names under which the Products are sold shall be the property of Supplier. In the event any registrations (e.g., Product registrations) are taken or issued in the name of Distributor, Distributor shall, upon request, but in no event later than upon termination of this Agreement, transfer such registrations to Supplier or Supplier's designee and provide any documents and assistance reasonably required in connection therewith.

          2.7 This Agreement shall not be construed as establishing a franchise.

          2.8 Supplier and Distributor each represent and warrant to the other that it is authorized to enter into and perform this Agreement and that this Agreement does not and shall not conflict with any other agreements it may have.



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                                             "Confidential Treatment Requested.
                                             The redacted material has been
                                             separately filed with the
                                             Commission."

     3.   Terms and Conditions of Sale

          3.1 All of Distributor's orders for the Products shall be subject to the terms and conditions set forth in this Section 3 and in the attached Schedule D which provides product pricing and discounts; no additional or different terms set forth in Distributor's or Supplier's purchase order, acknowledgment or other forms or correspondence (other than an amendment to this Agreement pursuant to Section 8.1 hereof) shall govern any sales of the Products by Supplier to Distributor.

          3.2 Supplier shall be responsible for labeling, packing and shipping all Products ordered in a form agreed upon between Supplier and Distributor as being appropriate for the Territory and suitable for ready sale to the end user in the Territories. All deliveries shall be [*].

          3.3 Schedule A (attached) sets forth goal amounts of products to be purchased by Distributor from Supplier during the initial year of the contract. Ninety (90) days prior to the start of subsequent contract years, Distributor and Supplier will meet to revise Schedule A and establish product purchase goals for the next contract year. In the event that Distributor and Supplier cannot agree on goal amounts the new goals will be arbitrarily set at [*].

          [*]

          [*]

          3.4 Distributor shall make payments to Supplier for Products [*] ordered by Supplier if product is sourced from the United States; [*] if sourced from Europe. Invoice will not be issued by Supplier until Product is manufactured and ready for shipment with proper notification of availability provided to Distributor. [*].

          3.5  Supplier provides the Limited Warranty as described in Schedule
C.

          3.6 Prices shown in Schedule D may be revised by Supplier at any time during the Term of this Agreement following sixty (60) days prior written notice to Distributor from Supplier.

          3.7 Supplier shall have Distributor named as an additional insured under Supplier's Product Liability Insurance policy at all times during the term of this Agreement.

     4.   Promotional Activities


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                                             "Confidential Treatment Requested.
                                             The redacted material has been
                                             separately filed with the
                                             Commission."

          4.1 Distributor shall undertake such advertising and promotional activity relating to Products as is deemed appropriate by Distributor to actively promote sales. Such advertising and promotional activity shall be solely at Distributor's expense unless otherwise agreed to in writing by Supplier. All advertising and promotional materials developed by Distributor shall be in accordance with descriptions of Products provided by Supplier and, to the best of Distributor's knowledge, shall be accurate in all material respects. Upon request, Supplier shall have the right to review and approve all advertising and promotional materials developed by Distributor. Such approval will not be unreasonably withheld and will automatically be given if Supplier does not respond to the request within seven (7) working days.

          4.2 Distributor's marketing plans shall be provided to Supplier [*]. A list of major meetings, annual shows, seminars and training programs at which Supplier's participation is desired shall be submitted ninety (90) days in advance by Distributor.

          4.3 A tabulation of Distributor sales by Product and Territory shall be provided by Distributor to Supplier at the end of each fiscal quarter. Distributor shall maintain records of sales to Sub-distributors or customers for a period of at least two years and, upon request, provide Supplier with copies of such records.

     5.   Term and Termination

          5.1 This Agreement may be terminated by Supplier [*] in the event that Distributor fails to:

               (a)  comply fully with Sections 3 and 4 of the Agreement;

               (b)  [*]

               (c)  [*]

          5.2 Distributor's exclusive rights for any Territory may be terminated by Supplier if Distributor fails to purchase during the contract year at least [*]. Supplier may then, at its sole option, add additional distributors for the Territory. If Supplier chooses to add additional distributors in the Territory, the Distributor will be notified sixty (60) days prior to actual start of Product sales by the additional distributors, and the Distributor will have the right to terminate this Agreement with sixty (60) days notice.

          5.3 This Agreement may also be terminated by either party, effective immediately upon notice to the other, in the event the party to which such notice is sent becomes the subject of any bankruptcy or insolvency proceedings.


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          5.4  In any case where a party claims the other party is in breach of the provisions of this Agreement (other than a failure to purchase at least the goals set forth in Schedule A), this Agreement may be terminated by either party in the event there is a material breach of this Agreement by the other party. The injured party shall give written notice of the breach. The party in breach must commence curing the breach within sixty (60) days of receiving notice thereof. If the breach is not cured within one hundred and twenty (120) days, this Agreement shall be terminated.

          5.5 The provisions of Sections 2.2, 2.6, and 7 and any accrued obligations shall survive termination of this Agreement.

          5.6 No later than one hundred and fifty (150) days prior to expiration of this Agreement, Distributor and Supplier shall meet to discuss their intentions regarding a new or extended agreement.

     6.   Applicable Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of its or any other jurisdiction's choice of law principles. The 1980 U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Distributor shall not make any claim or institute any litigation against Supplier in connection with this Agreement or any invoice other than in the courts of the State of Washington, U.S.A., King County, or the United States District Court for the Western District of Washington. Distributor hereby irrevocably consents and submits to the jurisdiction of the courts of the State of Washington and the United States District Court for the Western District of Washington.

     7.   Confidential Information

          7.1 (a) Supplier and Distributor agree, with respect to any confidential information received from the other and identified as confidential information, that:

                    (i) the receiving party shall use reasonable care to prevent disclosure of the confidential information to any third party without the prior written consent of the disclosing party, and the degree of care taken by the receiving party shall be at least as great as the degree of care which the receiving party takes in protecting its own confidential information; and

                    (ii) receiving party shall not use confidential information disclosed by the other party for any commercial purpose other than pursuant to this Agreement, or publish or disclose it to third persons without the prior written consent of the disclosing party.

               (b) Neither party shall have any obligation with respect to any information disclosed by the other party:


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                    (i)  which is already in the possession of the receiving
party at the time of its receipt from the disclosing party;

                    (ii) which the receiving party lawfully receives from another person whose disclosure thereof to the receiving party does not violate any rights of the disclosing party; or

                    (iii) which is or becomes published or otherwise publicly available through no act or omission of the receiving party.

               (c) Upon expiration or termination of this Agreement, Distributor and Supplier shall each, upon the written request of the other, return or destroy all materials, copies thereof and extracts therefrom which include any information designated as confidential by the other pursuant to
Section 7.1.(a). Each may, however, retain for legal archival purposes only, one (1) copy of all such material.

               (d) The provisions of this Section 7.1 shall survive termination of this Agreement and remain in full force and effect for a period of three (3) years as to any item of confidential information.

     8.   Miscellaneous

          8.1 This Agreement constitutes the entire agreement between Distributor and Supplier and may be amended only by a written document signed by both parties hereto.

          8.2 All notices, requests or other communications under this Agreement shall be given in the English language and will be deemed properly given if in writing and delivered in person, sent via international courier service or by confirmed facsimile transmission to the intended recipient at the address specified below, or to such other address as a party may specify in writing:

               If to Supplier:          Alcide Corporation
                                             Attn.:  Joseph A. Sasenick

               If to Distributor:       Universal Marketing Services, Inc.
                                             Attn.:  Willard G. Clark

          8.3 The failure by either party to enforce any term or provision of this Agreement shall not constitute a waiver of the same.

          8.4 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and one and the same document.

          8.5 The rights of Distributor hereunder shall not be assigned or transferred, either voluntarily or by operation of law, without the prior written consent of Supplier, nor shall the


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duties of Distributor hereunder be delegated in whole or in part.  Any such assignment, transfer or delegation shall be of no force or effect. Any change in control of Distributor shall be deemed an impermissible assignment and entitle Supplier to terminate this Agreement. This Agreement shall be binding upon and inure to the benefit of Supplier, its successors and assigns. Distributor has the right to assign its obligations under this Agreement to World-Wide Sires, Inc., to Willard G. Clark, or to any entity in which World-Wide Sires, Inc. or Willard G. Clark has an ownership interest of 51% or more.

          8.6 If any provision of this Agreement is or becomes invalid, illegal or unenforceable, the remaining provisions shall remain in full force and effect, and for the invalid, illegal or unenforceable provision shall be substituted a valid, legal and enforceable provision which shall be as similar as possible in economic and business objectives as intended by the parties.

          8.7 Distributor shall comply with all applicable laws and regulations in performing under this Agreement and reselling Products, including the U.S. Foreign Corrupt Practices Act.

          8.8 Neither party shall be responsible for non-performance or delay in performance arising from force majeure except the term of this Agreement shall not be extended as a consequence thereof. Force majeure shall be deemed to include, but not be limited to, those circumstances, if any, whereby Distributor shall be prevented from meeting minimum purchase requirements set forth in Schedule A as a consequence of acts and omissions of Supplier.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                   ALCIDE CORPORATION
                                   ("Supplier")

                                   By  /s/ John Richards


                                   UNIVERSAL MARKETING SERVICES,INC.
                                   ("Distributor")

                                   By  /s/ Willard G. Clark

                                   President



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                                             "Confidential Treatment Requested.
                                             The redacted material has been
                                             separately filed with the
                                             Commission."

                                      SCHEDULE A

                                   (1) Contract Term
                                   (2) Goals

(1) The Contract Term shall be a three year period commencing January 1, 1998, and ending December 31, 2000.

(2) Goal amounts of Product to be purchased by Distributor from Supplier for each Territory [*] after commencement of the Contract Term are as follows:



          United Kingdom                          [*]

          Spain                                   [*]

          Republic of Ireland                     [*]


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                                      SCHEDULE B

                                     Territories



                              1)   United Kingdom

                              2)   Spain

                              3)   Republic of Ireland


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                                      SCHEDULE C



                                   Limited Warranty

Alcide Corporation warrants to all purchasers of this Product that it has been manufactured in accordance with U.S. regulatory requirements, is free of defects and is as described in all labeling affixed hereto. Alcide's sole obligation under this warranty and buyer's sole remedy for any defect or failure to meet such requirements or labeling shall be limited to replacement without cost (except all costs for shipping and handling which shall be Distributor's responsibility) of any quantity of the Product sold.

THE WARRANTY PROVIDED HEREIN AND THE OBLIGATIONS AND LIABILITIES OF ALCIDE CORPORATION HEREUNDER ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES ALL OTHER REMEDIES, WARRANTIES, GUARANTIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY AND ANY REMEDIES OR LIABILITIES FOR LOST PROFITS OR CONSEQUENTIAL DAMAGES). BUYER ACKNOWLEDGES THAT HE IS NOT RELYING ON THE JUDGMENT OF ALCIDE CORPORATION TO SELECT OR FURNISH COMPONENTS OR MATERIALS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT ALCIDE CORPORATION MAKES NO WARRANTIES OTHER THAN ON THE FACE HEREOF.


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                                             "Confidential Treatment Requested.
                                             The redacted material has been
                                             separately filed with the
                                             Commission."

                                      SCHEDULE D


                                         [*]






Discount levels determined [*] based on [*].

                                   [*] Volume/Gallons

                              Discount Rate

                                   [*]


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